UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 17, 2005

Wave Wireless Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-25356	77-0289371
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1996 Lundy Avenue, San Jose, California		95131
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	408.866.3666

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On October 17, 2005, the Registrant and Lakewood Ranch Properties, LLC, entered into a Termination Agreement, as amended by the Addendum to Termination Agreement, dated October 21, 2005, pursuant to which the parties have agreed to terminate the Lease Agreement by and between the Registrant and Lakewood Ranch for and in consideration for the payment to Lakewood Ranch of $10,000 in attorney's fees, and $300,000 payable $25,000 on or before October 31, 2005, $150,000 on or before November 15, 2005, and $125,000 on or before December 31, 2005. In the event the required payments are made, Lakewood Ranch has agreed to dismiss a Complaint filed by Lakewood Ranch against Registrant seeking damages in the amount of $3,533,828.70.

The Registrant intends to seek financing to make the required payments under the Termination Agreement. No assurances can be given that the Registrant will be able to obtain the necessary financing to make the required payments.

Item 8.01 Other Events.

See Item 1.01 above.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wave Wireless Corporation

October 21, 2005	By:	Daniel W. Rumsey

Name: Daniel W. Rumsey
Title: Acting Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Termination Agreement, dated October 17, 2005
10.2	Addendum to Termination Agreement, dated October 21, 2005